Exhibit 99.2

August 8, 2024

Dear Shareholder,

I am pleased to announce that, to strengthen its balance sheet, Scorpius Holdings, Inc. (the “Company,” “Scorpius,” “we,” “our,” or “us”) has indicated its intent to consummate an underwritten public offering and raise approximately $12,500,000 by selling 12,500,000 shares of common stock at a price of $1.00 per share (or pre-funded warrants in lieu thereof). The securities will be registered on the Company’s registration statement on Form S-1 (File No. 333-280887). In order to complete the financing and issue the common stock and pre-funded warrants, the Company has requested and received confirmation from the NYSE American, LLC (“NYSE American”) that the NYSE American will not object to the Company’s reliance on the financial viability exception to the NYSE American’s shareholder approval policy described in more detail below.

Background

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2024 on a preliminary unaudited basis, for the quarter ended June 30, 2024, the Company expects to recognize between $0.3 million and $0.8 million of revenue. On a preliminary unaudited basis as of June 30, 2024, the Company expects its operating loss to be between $8.6 million and $9.1 million, and net loss before income taxes from continuing operations to be between $9.2 million and $9.7 million. At June 30, 2024, the Company’s cash and cash equivalents and short term investments was approximately $1.5 million, and the Company will need to raise additional capital to fund its operations.

Revenue generated for the six months ended June 30, 2024, has been primarily derived from process development work and does not include revenue we anticipate generating from microbial cGMP manufacturing which we commenced in July 2024 or mammalian cGMP manufacturing which we anticipate commencing in the third quarter of 2024. The Company anticipates that cGMP manufacturing contracts will generally be larger than the process development contracts we have booked to date.

The estimates of revenue, operating loss, and net loss before income taxes from continuing operations are the Company’s preliminary estimates based on currently available information and are subject to completion of the Company’s financial closing procedures. They do not present all necessary information for an understanding of the Company’s financial condition as of June 30, 2024 or its results of operations for the three months ended June 30, 2024. The Company’s independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited revenue results. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the preliminary estimates of revenue, operating loss, and net loss before income taxes from continuing operations set forth above. Accordingly, undue reliance should not be placed on the preliminary estimates.

Description of Financing

On August 6, 2024, the Company announced the pricing of an underwritten public offering of 12,500,000 shares of common stock (or pre-funded warrants ("Pre-Funded Warrants") in lieu thereof) at a public offering price of $1.00 per share (inclusive of the Pre-Funded Warrant exercise price) for gross proceeds to the Company of approximately $12,500,000, before deducting underwriting discounts and offering expenses. In addition, the Company announced that it intended to grant the underwriters a 45-day option to purchase up to an additional 1,875,000 shares of common stock and/or Pre-Funded Warrants solely to cover over-allotments, if any. A registration statement on Form S-1 (File No. 333-280887), as amended, including a preliminary prospectus, relating to the securities being offered was filed with the Securities and Exchange Commission (the "Commission") and became effective on August 6, 2024. The underwriting agreement was terminated in connection with the previously announced offering and a new underwriting agreement will be entered into if the offering is consummated.

The Company has requested, and the NYSE has approved, a financial viability exception to the NYSE American shareholder approval rules that would allow it to proceed with the closing of an underwritten public offering. The Company intends to pursue the sale of 12,500,000 shares of common stock (or pre-funded warrants ("Pre-Funded Warrants") in lieu thereof, exclusive of the over-allotment option) at a price of $1.00 per share (inclusive of the Pre-Funded Warrant exercise price). There can be no assurance that the Company will be able to consummate an offering under these terms or otherwise. The Company will adhere to all applicable provisions relating to the exemption, as outlined in Section 710 of the NYSE American Company Guide, and a closing is intended to occur ten days following the mailing of a notification letter to the Company’s shareholders. The offering is expected to close on or about August 21, 2024.

Notice of New York Stock Exchange Exception

Section 710 of the NYSE American Company Guide would normally require shareholder approval prior to the consummation of the financing. However, we requested and received confirmation from the NYSE American that the NYSE American will not object to the Company’s reliance on the financial viability exception to the NYSE American’s shareholder approval policy pursuant to Section 710 of the NYSE American Company Guide. The financial viability exception allows an issuer to issue securities upon application to the NYSE American when (1) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise and (2) reliance by the company on this exception is expressly approved by the audit committee of the company’s board of directors.

As described above, prior to today’s announcement, the Audit Committee of the Company’s Board of Directors determined that the delay associated with obtaining a shareholder vote prior to the consummation of the financing would seriously jeopardize the financial viability of the Company and, on that basis, expressly approved reliance on the financial viability exception in order to consummate the financing and related transactions without delay.

On August 8, 2024, the NYSE American confirmed that it will not object to the Company’s reliance on the financial viability exception, provided that the Company complies with the conditions of the exception provided for in Section 710 of the NYSE American Company Guide. The Company is mailing this letter to all shareholders not later than 10 days prior to the anticipated closing of the financing to alert investors that the Company will not seek, and will not be required to seek, the shareholder approval that would otherwise be required under applicable NYSE American rules. In addition to this notification, the Company has issued a press release publicly announcing the financing and is filing a Current Report on Form 8-K with the Commission. For copies of the definitive agreements relating to the financing, as well as information on related developments, please review our current and future reports on file with the Commission and available at www.sec.gov.

Forward-Looking Statements

Some of the statements contained in this letter to shareholders are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future performance and include statements about the adequacy, timing and structure of the proposed financing, whether the transactions contemplated thereunder will be completed, the Company’s financial viability, as well as other statements that can be identified by the use of the forward-looking terminology such as “agree,” “commit,” “may,” “will,” “anticipate,” “would,” or similar terms, variations of such terms, or the negative of such terms. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties.

Further description of risks that could cause actual events to differ from the outcomes predicted by the Company’s forward-looking statements is set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K and will be set forth under the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q with the Commission, and you should consider each of those factors when evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this letter and the Company undertakes no duty or obligation to update any forward-looking statements contained in this letter as a result of new information, future events or changes in its expectations.

Thank you for your continued support of Scorpius.